SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date   of   report   (Date   of   earliest   event   reported):   November   15,
1996


                        ASCENT ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                         0-27192              52-1930707
(State or other jurisdiction of   (Commission        (I.R.S. Employer
incorporation or organization)     File No.)          Identification No.)



                                One Tabor Center
                       1200 Seventeenth Street, Suite 2800
                             Denver, Colorado 80202
                    (Address of principal executive offices)


                                (303) 626-7000
             (Registrant's telephone number, including area code)


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Item 5.     Other Events

On November 15, 1996, COMSAT Corporation ("COMSAT") consented to increase the limitation on consolidated indebtedness which Ascent Entertainment Group, Inc. ("Ascent" or the "Company") may incur pursuant to the Corporate Agreement dated December 18, 1995 (the "Corporate Agreement") between Ascent and COMSAT to $236 million; provided that: (i) no more than $50 million of such indebtedness may constitute long term debt; and (ii) indebtedness in excess of Ascent's indebtedness existing at December 31, 1996 may only be used to satisfy Ascent's consolidated funding requirements through June 30, 1997, as approved by the Ascent Board of Directors.

In the Corporate Agreement, Ascent agreed not to incur any indebtedness, other than that under Ascent's previous $175 million revolving credit facility (and refinancings thereof) and indebtedness incurred in the ordinary course of business which together shall not exceed $175 million in the aggregate, without COMSAT's consent. In September 1996, in connection with the combination of On Command Video Corporation ("OCV") and the assets and certain liabilities of SpectraVision, Inc. into On Command Corporation ("OCC"), and in consideration of Ascent's other capital requirements, COMSAT consented to permit Ascent to incur consolidated indebtedness (including indebtedness of OCC) of up to $216 million under the Corporate Agreement, provided that: (i) no more than $50 million of such indebtedness may be constitute long term debt.; and (ii) indebtedness in excess of $175 million may only be incurred to satisfy funding requirements for 1996. At that time, COMSAT also consented to Ascent entering into a new credit facility with aggregate available borrowings of up to $200 million, and OCC entering into a $125 million credit facility, both as previously disclosed.

Also in connection with the SpectraVision transaction, Ascent and OCC entered into a Corporate Agreement (the "OCC Corporate Agreement"), pursuant to which OCC agreed, among other things, not to incur any indebtedness, other than under OCC's credit facility (and refinancings thereof) and indebtedness incurred in the ordinary course of business which together shall not exceed $100 million in the aggregate, without Ascent's prior written consent.

     As part of Ascent's 1997 operating and capital planning process, Ascent management requested that COMSAT increase its debt limit beginning in January 1997, which resulted in the increase described above. Ascent management believes that the $236 million aggregate limit and related restrictions on Ascent's consolidated indebtedness will be adequate to fund its consolidated operations through mid-1997. A number of factors could cause Ascent's funding requirements to differ materially from those projected, including, but not limited to, the operating performance of Ascent's subsidiaries, unanticipated costs associated with the integration of SpectraVision's and OCV's businesses, the level of ticket sales and other revenues by Ascent's professional sports franchises, the timing of film productions and releases, and other market conditions. In early 1997, it will be necessary for Ascent to seek approval from COMSAT to increase its debt limit to meet Ascent's consolidated operating and capital commitments for the second half of 1997. However, there can be no assurance that COMSAT will approve the increase in Ascent's debt limit requested by Ascent management, or any increase. If Ascent were unable to obtain approval to increase its debt limit, Ascent would be required to reduce or reschedule planned capital investments, reduce cash outlays, reduce debt, sell assets or sell equity, and it is highly unlikely that Ascent would approve an increase in OCC's debt limit. If OCC's debt limit were not increased, OCC may be required to reduce or reschedule planned capital investments, reduce cash outlays, reduce debt, sell assets or sell equity.

                                   SIGNATURES




          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Ascent Entertainment Group, Inc.






By:/s/ Arthur M. Aaron
Arthur M. Aaron
Vice President, Business and Legal Affairs


Date: November 27, 1996



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